                                                                    EXHIBIT 4.43

                                                                  CONFORMED COPY

                                 SHARE MORTGAGE

                    ASSOCIATED ELECTRICAL INDUSTRIES LIMITED

                                      and

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                                [FREEHILLS LOGO]

         MLC Centre Martin Place Sydney New South Wales 2000 Australia
               Telephone 61 2 9225 5000 Facsimile 61 2 9322 4000
                        www.freehills.com DX 361 Sydney

        SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH CITY SINGAPORE
                  Correspondent Officers JAKARTA KUALA LUMPUR

 Liability limited by the Solicitors' Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

                                Reference AT:36E

                                                                  Share mortgage

TABLE OF CONTENTS

Clause                                                                                             Page
1        DEFINITIONS AND INTERPRETATION                                                              1

         1.1      Definitions                                                                        1
         1.2      Interpretation                                                                     4
         1.3      Incorporated definitions                                                           6
         1.4      Business Day                                                                       6
         1.5      Security Trustee                                                                   6
         1.6      Security Trust and Intercreditor Deed                                              6
         1.7      Conflict                                                                           6

2        MORTGAGE                                                                                    7

         2.1      Mortgage                                                                           7
         2.2      Priority                                                                           7
         2.3      Prospective liability                                                              7
         2.4      Limit                                                                              7

3        REPRESENTATIONS AND WARRANTIES                                                              7

4        UNDERTAKINGS OF THE MORTGAGOR                                                               8

         4.1      Performance under the Relevant Documents                                           8
         4.2      Dividends and voting                                                               8
         4.3      Other Additional Rights                                                            9
         4.4      Notices to the Security Trustee                                                    9
         4.5      Negative pledge                                                                   10
         4.6      Further security                                                                  10
         4.7      Title Documents                                                                   10
         4.8      Registration and protection of security                                           11
         4.9      Proxies and authorised representatives                                            11
         4.10     Title Documents for Mortgaged Property                                            11
         4.11     Term of undertakings                                                              12
         4.12     Interest on demands                                                               12

5        ENFORCEMENT                                                                                12

         5.1      When enforceable                                                                  12
         5.2      Assistance in realisation                                                         12

6        RECEIVER                                                                                   13

         6.1      Appointment of Receiver                                                           13
         6.2      Agency of Receiver                                                                13
         6.3      Powers of Receiver                                                                13
         6.4      Nature of Receiver's Powers                                                       15
         6.5      Status of Receiver after commencement of winding up                               15
         6.6      Powers exercisable by the Security Trustee                                        15
         6.7      Set-off                                                                           16
         6.8      Notice of exercise of rights                                                      16
         6.9      Termination of receivership and possession                                        16

                                                                          PAGE 1

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                                                                  Share mortgage

Clause                                                                                             Page
7        APPLICATION AND RECEIPTS OF MONEY                                                          16

         7.1      Order of application                                                              16
         7.2      Money actually received                                                           16
         7.3      Notice of a subsequent Encumbrance                                                17
         7.4      Security Trustee's receipts                                                       17
         7.5      Conversion of currencies on application                                           17
         7.6      Amounts payable on demand                                                         18

8        POWER OF ATTORNEY                                                                          18

         8.1      Appointment of Attorney                                                           18
         8.2      Delegation and substitution                                                       18
         8.3      Ratification                                                                      18
         8.4      Indemnity                                                                         18

9        PROTECTION                                                                                 19

         9.1      Protection of third parties                                                       19
         9.2      Protection of the Security Trustee, Receiver and Attorney                         19

10       TAX, COSTS, EXPENSES, INDEMNITY AND RELEASE                                                19

         10.1     Tax                                                                               19
         10.2     GST                                                                               20
         10.3     Expenses                                                                          20
         10.4     Currency indemnity                                                                21
         10.5     Gross up                                                                          21
         10.6     Release of security                                                               21

11       SAVING PROVISIONS                                                                          21

         11.1     Statutory powers                                                                  21
         11.2     Continuing security                                                               22
         11.3     No merger of security                                                             22
         11.4     Exclusion of moratorium                                                           22
         11.5     Conflict                                                                          22
         11.6     Consent of Security Trustee                                                       22
         11.7     Delegation                                                                        23
         11.8     Completion of blank securities                                                    23
         11.9     Principal obligations                                                             23
         11.10    No obligation to marshal                                                          23
         11.11    Non-avoidance                                                                     23
         11.12    Increase in financial accommodation                                               24

12       THIRD PARTY PROVISIONS                                                                     24

         12.1     Independent obligations                                                           24
         12.2     Unconditional nature of obligations                                               24
         12.3     No competition                                                                    26

13       GENERAL                                                                                    27

         13.1     Confidential information                                                          27

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                                                                  Share mortgage

Clause                                                                                             Page
         13.2     Performance by Security Trustee of the Mortgagor's obligations                    27
         13.3     Mortgagor to bear cost                                                            27
         13.4     Notices                                                                           27
         13.5     Governing law and jurisdiction                                                    27
         13.6     Prohibition and enforceability                                                    27
         13.7     Waivers                                                                           28
         13.8     Variation                                                                         28
         13.9     Cumulative rights                                                                 28
         13.10    Assignment                                                                        28
         13.11    Attorneys                                                                         29
         13.12    Counterparts                                                                      29

                                                                          PAGE 3

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                                                                  Share mortgage

THIS SHARE MORTGAGE

                  is made on 19 May 2003 between the following parties:

                  1. ASSOCIATED ELECTRICAL INDUSTRIES LIMITED COMPANY NUMBER: 0062919

                           of New Century Park, PO Box 53, Coventry CV 3 IJH, England
                           (MORTGAGOR)

                  2.       THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                           of 5th Floor, 100 Wood Street, London, EC2V 7EX, United Kingdom, as security trustee for the Secured Creditors on the terms and conditions set out in the Security Trust and Intercreditor Deed
                           (SECURITY TRUSTEE)

RECITALS

                  A. The Mortgagor is or will be the legal and beneficial owner of the Mortgaged Property.

                  B. The Mortgagor has agreed to mortgage the Mortgaged Property to secure the payment of the Secured Obligations.

THIS DEED WITNESSES

         that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1        DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

                  In this deed:

                  AUD$ means the lawful currency of Australia;

                  ADDITIONAL RIGHTS means all present and future rights and property interests attaching to or arising out of or otherwise in respect of the holding of an interest in:

                  (a)      the Shares;

                  (b) any Distributions paid or payable, any bonus shares or other Marketable Securities issued, and any rights to take up Marketable Securities, in respect of the Shares;

                  (c)      any proceeds of, or from the disposal of, any Shares;

                  (d) any Marketable Security resulting from the conversion, consolidation or subdivision of any Share; and

                  (e)      any in specie distribution in respect of any Shares;

                  ATTORNEY means an attorney appointed under this deed;

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                                                                  Share mortgage

                  BUSINESS DAY means:

                  (a) for the purposes of clause 13.4, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

                  (b) for all other purposes, a day on which banks are open for business in London and Sydney excluding a Saturday, Sunday or public holiday;

                  COLLATERAL SECURITY means any present or future Encumbrance, Guarantee or other document or agreement created or entered into by the Mortgagor, an Obligor or any other person as security for the payment and performance of any of the Secured Obligations;

                  COMPANY means Marconi Australia Holdings Pty Limited ABN 28 004 344 272;

                  CORPORATIONS ACT means the Corporations Act 2001;

                  DEBTOR means Marconi Corporation plc (registered in England and Wales with company number 0067307);

                  DISTRIBUTION means any money owing now or in the future in respect of the Mortgaged Property and includes, but is not limited to, a cash dividend or other monetary distribution;

                  DOLLARS, A$ and $ means the lawful currency of the Commonwealth of Australia;

                  ENCUMBRANCE means an interest or power:

                  (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

                  (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

                  by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

                  GOVERNMENT AGENCY means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

                  GST means the goods and services tax levied under A New Tax System (Goods and Services Tax) Act 1999 (GST ACT);

                  GUARANTEE means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation (whatever called and of whatever nature):

                  (a) to provide funds (whether by the advance or payment of money, the purchase of or subscription for Marketable Securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

                  (b) to indemnify any person against the consequences of default in the payment of; or

                  (c)      to be responsible for,

                  any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

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                                                                  Share mortgage

                  MARKETABLE SECURITIES has the following meaning:

                  (a) the meaning given to that expression in the Corporations Act;

                  (b) any unit (whatever called) in a trust estate which represents a legal or beneficial interest in any of the income or assets of a trust estate and includes, but is not limited to, any option to acquire any unit as described in this paragraph (b);

                  (c)      any option or right in respect of an unissued share;

                  (d)      any convertible note; and

                  (e) any instrument or security which is a combination of any of the above;

                  MORTGAGE means the security created by this deed;

                  MORTGAGED PROPERTY means all of the Mortgagor's present and future interest in:

                  (a)      the Shares; and

                  (b)      the Additional Rights;

                  OFFICER means:

                  (a) in relation to the Mortgagor, a director or a secretary of the Mortgagor;

                  (b) in relation to the Security Trustee, any officer, as that expression is defined in section 9 of the Corporations Act, of the Security Trustee; and

                  (c) in relation to a Receiver, any Delegate or an Attorney which is a corporation, any officer, as that expression is defined in section 9 of the Corporations Act, of that Receiver, Delegate or Attorney;

                  PAYMENT CURRENCY means the currency in which any payment is actually made;

                  POWER means any right, power, authority, discretion or remedy conferred on the Security Trustee, any Delegate, Receiver or Attorney by any Relevant Document or any applicable law;

                  RECEIVER means a receiver or receiver and manager appointed under this deed;

                  RELEVANT DOCUMENTS has the meaning given to it in the Security Trust and Intercreditor Deed;

                  SECURED CREDITORS has the meaning given to it in the Security Trust and Intercreditor Deed;

                  SECURED OBLIGATIONS means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Mortgagor) at any time of the Mortgagor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

                  (a)      any refinancing, novation, deferral or extension;

                  (b) any obligation relating to any increase in the amount of such obligations;

                  (c)      any claim for damages or restitution; and

                  (d) any claim as a result of any recovery by the Mortgagor of a payment or discharge, non-allowability, on the grounds of preference,

                                                                          PAGE 3

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                                                                  Share mortgage

                  and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings);

                  SECURITY TRUST means the trust established under clause 6 of the Security Trust and Intercreditor Deed;

                  SECURITY TRUST AND INTERCREDITOR DEED means the document so entitled dated on or about the date of this deed between, inter alia, the Debtor, the Security Trustee and the Mortgagor;

                  SECURITY TRUST FUND means:

                  (a) all right, title and interest vested in the Security Trustee (in its capacity as trustee of the Security Trust) under the Transaction Security and the other Relevant Documents including all moneys recovered under them (whether upon enforcement or otherwise);

                  (b) all money paid to the Security Trustee under this deed; and

                  (c) all other property acquired by the Security Trustee and intended to be held for the benefit of the Secured Creditors upon the trusts of this deed;

                  SHARES means any shares in the Company;

                  SUBSIDIARY in relation to a corporation means:

                  (a) a subsidiary of the corporation for the purposes of the Corporations Act;

                  (b) if the corporation has appointed or is in a position to appoint one or more directors of another corporation and that director or those directors are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a meeting of directors of that other corporation - that other corporation; and

                  (c) any other corporation or entity that is at any time after the date of this deed a subsidiary under paragraphs (a) or (b) of this definition but ceases to be a subsidiary because of an amendment to, or a consolidation or replacement of, the Corporations Act;

                  TAX means:

                  (a) any tax (including the GST), levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

                  (b)      any income, stamp or transaction duty, tax or charge,

                  which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

                  TITLE DOCUMENT means any original, duplicate or counterpart certificate or document evidencing title or ownership of an asset including any contract note, entitlement notice, marked transfer or share certificate.

         1.2      INTERPRETATION

                  In this deed, headings and boldings are for convenience only and do not affect the interpretation of this deed and, unless the context otherwise requires:

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                                                                  Share mortgage

                  (a) words importing the singular include the plural and vice versa;

                  (b)      words importing a gender include any gender;

                  (c) other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

                  (d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

                  (e) a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

                  (f)      a reference to a clause, party, annexure, exhibit or
                           schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

                  (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

                  (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

                  (i) a reference to a party to a document includes that party's successors and permitted assigns;

                  (j) no provision of this deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision;

                  (k) a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

                  (l) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

                  (m) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

                  (n) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

                  (o) a reference to a body, other than a party to this deed (including, without limitation, an institute, association or authority), whether statutory or not:

                           (1)      which ceases to exist; or

                           (2) whose powers or functions are transferred to another body,

                                                                          PAGE 5

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                                                                  Share mortgage

                           is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

                  (p) "continuing" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing. For the purposes of this clause 1.2(p), the definition of "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed.

         1.3      INCORPORATED DEFINITIONS

                  A word or phrase (other than one defined in clause 1.1) defined in the Security Trust and Intercreditor Deed has the same meaning in this deed.

         1.4      BUSINESS DAY

                  Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

         1.5      SECURITY TRUSTEE

                  The Mortgagor acknowledges and agrees that the Security Trustee has entered into this deed and has undertaken or will undertake all covenants, terms and conditions on its part to be observed and performed in its capacity as trustee of the Security Trust only. Clause 14.5 of the Security Trust and Intercreditor Deed applies to this deed as if that clause was set out in full in this deed.

         1.6      SECURITY TRUST AND INTERCREDITOR DEED

                  Notwithstanding any provision to the contrary contained herein, the parties agree that this deed is subject in all respects to the terms of the Security Trust and Intercreditor Deed.

         1.7      CONFLICT

                  Notwithstanding any provision to the contrary contained herein, the parties agree that this deed is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

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                                                                  Share mortgage

2        MORTGAGE

         2.1      MORTGAGE

                  The Mortgagor as beneficial owner mortgages and assigns the Mortgaged Property to the Security Trustee as security for the due and punctual payment and performance of the Secured Obligations.

         2.2      PRIORITY

                  The parties intend that the Mortgage take priority over all other Encumbrances of the Mortgagor.

         2.3      PROSPECTIVE LIABILITY

                  (a) The parties acknowledge that the maximum amount of the prospective liability secured by this deed for the purposes of establishing priority under section 282(3) of the Corporations Act is AUD$120,000,000.

                  (b) The Security Trustee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Mortgagor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.3(a) and from the date of lodgement the amount specified in clause 2.3(a) is to be regarded as varied to the amount specified in that notice.

                  (c) Neither clause 2.3(a) nor clause 2.3(b) in any way affects or limits the actual amount of Secured Obligations which may in fact be secured by the Mortgage.

                  (d) Clauses 2.3(a), (b) and (c) are to be construed independently of each other.

         2.4      LIMIT

                  (a) Despite any other provision in this deed other than clause 2.4(b) and despite the fact that this Mortgage is security for the whole of the Secured Obligations, the amount ultimately recoverable by the Security Trustee under this deed is limited to AUD$45,667,000.

                  (b) Despite clause 2.4(a), the Security Trustee may at any time by written notice to the Mortgagor increase the amount to such an amount specified in that notice as to reflect the value of the assets of the Mortgagor or as agreed between the Security Trustee and the Mortgagor.

                  (c) Upon the giving of a notice by the Security Trustee under clause 2.4(b), and as often as that occurs, the amount set out in clause 2.4(a) is increased to the amount specified in that notice.

                  (d) Nothing in this clause 2.4 restricts or limits any Power or the exercise of any Power.

3        REPRESENTATIONS AND WARRANTIES

                  (a) The Mortgagor represents and warrants to the Security Trustee that:

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                                                                  Share mortgage

                           (1) it is the sole legal and beneficial owner of the Shares free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this deed; and

                           (2)      the Shares are fully paid up.

                  (b) The Mortgagor represents and warrants that, as at the date of this deed, it is not a "foreign company" which is required to be registered under Division 2 of Part 5B.2 of the Corporations Act.

                  (c) The Mortgagor undertakes to immediately notify the Security Trustee if it becomes a "foreign company" as referred to in clause 3(b) and assist the Security Trustee to register and file this deed as required under the Corporations Act to ensure enforceability and validity against all persons and to be effective as a security.

4        UNDERTAKINGS OF THE MORTGAGOR

         4.1      PERFORMANCE UNDER THE RELEVANT DOCUMENTS

                  (a) The Mortgagor must fully and punctually perform its obligations under the Relevant Documents.

                  (b) The Mortgagor hereby covenants with the Security Trustee as trustee for the Secured Creditors that it shall on demand of the Security Trustee discharge all Secured Obligations and the Mortgagor shall pay to the Security Trustee when due and payable every sum at any time owing, due or incurred by the Mortgagor to the Security Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors in respect of any such liabilities provided that neither such covenant nor the security constituted by this Mortgage nor any other provision of this Mortgage shall extend to or include any liability or sum which would, but for this proviso, cause such covenant, security, or provisions to be unlawful or prohibited by any applicable law (including, for the avoidance of doubt, Section 151 of the Companies Act 1985 (UK)).

         4.2      DIVIDENDS AND VOTING

                  (a) Prior to the occurrence of an Enforcement Event any time when no Enforcement Event is continuing:

                           (1) the Mortgagor may receive all Distributions in respect of the Mortgaged Property; and

                           (2) the Mortgagor may exercise all voting powers in respect of the Mortgaged Property provided that it complies with clause 4.2(b),

                           without the need for any consent or direction from the Security Trustee.

                  (b) The Mortgagor must not exercise any voting powers in respect of the Mortgaged Property under clause 4.2(a)(2) in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

                  (c) Upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, the rights of the Mortgagor

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                                                                  Share mortgage

                           under clause 4.2(a) immediately cease and the Security Trustee, Receiver or Attorney is entitled to (in the name of the Mortgagor or otherwise and without any further consent or authority from the Mortgagor):

                           (1)      receive all Distributions;

                           (2) exercise (or refrain from exercising) all voting powers in respect of the Mortgaged Property to the exclusion of the Mortgagor;

                           (3) apply all Distributions in accordance with clause 7.1;

                           (4) transfer any of the Mortgaged Property into the name of such nominee(s) of the Security Trustee as it shall require; and

                           (5) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of any of the Mortgaged Property, including the right, in relation to any company whose shares or other securities are included in the Mortgaged Property, to concur or participate in:

                                    (A)      the reconstruction, amalgamation,
                                             sale or other disposal of such
                                             company or any of its assets or
                                             undertaking (including the
                                             exchange, conversion or reissue of
                                             any shares or securities as a
                                             consequence thereof),

                                    (B)      the release, modification or
                                             variation of any rights or
                                             liabilities attaching to such
                                             shares or securities; and

                                    (C)      the exercise, renunciation or
                                             assignment of any right to
                                             subscribe for any shares or
                                             securities,

                                    in each case in such manner and on such
                                    terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Mortgaged Property.

         4.3      OTHER ADDITIONAL RIGHTS

                  (a) Upon acquisition of any Additional Rights, the Mortgagor must comply with clause 4.7 in respect of the Title Documents to those Additional Rights.

                  (b) The Mortgagor must promptly notify the Security Trustee after the Mortgagor becomes aware of any entitlement to any Additional Rights.

         4.4      NOTICES TO THE SECURITY TRUSTEE

                  The Mortgagor must promptly give notice to the Security Trustee of any of the following:

                  (a) any proposal of, or notification being given to, the Mortgagor by any Government Agency requiring the divestiture of any of the Mortgaged Property; and

                  (b) the acquisition of any Additional Rights or the right to acquire any Additional Rights.

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         4.5      NEGATIVE PLEDGE

                  The Mortgagor must not, except as not expressly prohibited under the terms of the Indentures:

                  (a)      deal with, sell or otherwise part with possession of;

                  (b) create, permit, suffer to exist, or agree to, any interest or Encumbrance, other than an Encumbrance in favour of the Security Trustee over;

                  (c)      attempt to do anything listed in clause 4.5(a) and
                           (b) in respect of,

                  any of the Mortgaged Property without the prior written consent of the Security Trustee.

         4.6      FURTHER SECURITY

                  (a) The Mortgagor must, whenever requested by the Security Trustee, do or cause to be done anything:

                           (1) to perfect the security created or intended to be created in respect of the Mortgaged Property (which may include the execution by the Mortgagor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Mortgaged Property subject to this deed) or for the exercise of any Powers of the Security Trustee; and/or

                           (2) to facilitate the realisation of the Mortgaged Property,

                           including, but not limited to, the execution of any document (in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)) or the execution and delivery of blank transfers.

                  (b) Without limiting clause 4.6(a), the Mortgagor must, at the request of the Security Trustee, execute a legal mortgage over any of the Mortgaged Property.

                  (c)      Any mortgage executed under clause 4.6(b) must be:

                           (1)      in favour of the Security Trustee; and

                           (2) in the form and substance required by the Security Trustee, but the Security Trustee cannot require an obligation which is more onerous than any obligation contained in any Relevant Document.

                  (d) If so requested by the Security Trustee the Mortgagor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Trustee by or pursuant to this Mortgage or any Collateral Security.

         4.7      TITLE DOCUMENTS

                  (a) The Mortgagor must deposit with the Security Trustee, or as the Security Trustee directs, all the Title Documents in respect of any of the Mortgaged
                           Property:

                           (1) within 10 Business Days of the Mortgagor's execution of this deed;

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                           (2)      within 10 Business Days of the acquisition
                                    of any asset which forms part of the
                                    Mortgaged Property.

                  (b) Subject to clause 4.7(c), the Security Trustee or its nominee may retain the Title Documents until this Mortgage is discharged in accordance with the Relevant Documents.

                  (c) If the Mortgage is enforced by the Security Trustee, the Security Trustee, Receiver or Attorney is entitled:

                           (1) to deal with the Title Documents as if it was the absolute and unencumbered owner of the Mortgaged Property to which the Title Documents relate; and

                           (2) in exercising a power of sale, to deliver any Title Document to a purchaser of the Mortgaged Property to which it relates.

         4.8      REGISTRATION AND PROTECTION OF SECURITY

                  (a) The Mortgagor must ensure that this deed and each Collateral Security is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure enforceability and validity against all persons and to be effective as a security.

                  (b) Whenever any part of the Mortgaged Property is transferred to or retained in a place where this deed or any Collateral Security, because of an increase in the Secured Obligations or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Mortgagor must within 14 days after that transfer or retention ensure that:

                           (1) this deed and each Collateral Security is stamped to the satisfaction of the Security Trustee;

                           (2) this deed and each Collateral Security is in full force and effect, enforceable, admissible in evidence and not of reduced priority; and

                           (3) this deed and each Collateral Security is registered in that place, or that part of the Mortgaged Property is removed from that place.

         4.9      PROXIES AND AUTHORISED REPRESENTATIVES

                  The Mortgagor must ensure that any proxy, authorised representative or attorney complies with the Relevant Documents.

         4.10     TITLE DOCUMENTS FOR MORTGAGED PROPERTY

                  (a) While Title Documents for Mortgaged Property are, or in accordance with this deed, should be lodged with the Security Trustee (or as the Security Trustee shall direct), the Mortgagor must not elect to convert evidence of the Mortgaged Property from certificates to an uncertificated mode for the purposes of any automated transfer system operated by the Australian Stock Exchange Limited.

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                  (b)      If the Mortgagor makes any election referred to in
                           clause 4.10(a), the Security Trustee may treat it as having no effect.

         4.11     TERM OF UNDERTAKINGS

                  Each of the Mortgagor's undertakings in this clause 4 continues in full force and effect from the date of this deed until the Mortgage is discharged in accordance with the Relevant Documents.

         4.12     INTEREST ON DEMANDS

                  If the Mortgagor fails to pay any sum on the due date for payment of that sum the Mortgagor shall pay interest on any such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

5        ENFORCEMENT

         5.1      WHEN ENFORCEABLE

                  (a) At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Mortgagor with a copy to the Debtor thereof, the Mortgage and each Collateral Security are immediately enforceable without the need for any other demand or notice to be given to the Mortgagor or any other person.

                  (b) Upon the occurrence of an Enforcement Event, the Secured Obligations owing by the Mortgagor to the Security Trustee under this Mortgage and each Collateral Security are immediately due and payable by the Mortgagor without the need for any demand or notice to be given to the Mortgagor or any other person and the Security Trustee may, in its absolute discretion, enforce all or any part of this Mortgage and any Collateral Security (at the time, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of any asset which is the subject of this Mortgage or any Collateral Security.

         5.2      ASSISTANCE IN REALISATION

                  After the Mortgage has become enforceable the Mortgagor must take all action required by the Security Trustee, Receiver, any Delegate or Attorney to assist any of them in the realisation of the Mortgaged Property and the exercise of any Power including, but not limited to:

                  (a) executing all transfers, assignments and assurances of any of the Mortgaged Property;

                  (b) performing or causing the performance of all things necessary or desirable under the law in force in any place where the Mortgaged Property is situated to assist the Security Trustee, Receiver, Delegate or Attorney in the manner described above;

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                  (c)      giving all notices, orders, directions and consents
                           which the Security Trustee, Receiver, Delegate or Attorney thinks expedient.

6        RECEIVER

         6.1      APPOINTMENT OF RECEIVER

                  After the occurrence of an Enforcement Event or if a petition or application is presented for the making of an administration order in relation to the Mortgagor or if the Mortgagor or any other person gives written notice of its intention to appoint an administrator to the Mortgagor or if requested to do so by the Mortgagor, the Security Trustee may by deed or otherwise (acting through an authorised officer of the Security Trustee) (without prior notice to the Mortgagor):

                  (a) appoint any person or any two or more persons jointly, or severally, or jointly and severally to be a Receiver of the Mortgaged Property;

                  (b) remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver;

                  (c) appoint another person(s) as an additional or replacement Receiver(s); and

                  (d) fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Mortgaged Property.

         6.2      AGENCY OF RECEIVER

                  (a) Subject to clauses 6.5 and 1.5, every Receiver is the agent of the Mortgagor.

                  (b) The Mortgagor is responsible for the acts, defaults and remuneration of the Receiver.

         6.3      POWERS OF RECEIVER

                  Subject to any express exclusion by the terms of the Receiver's appointment, the Receiver has, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following whether or not in possession of the Mortgaged Property or any part of it:

                  (a) MANAGE OR CONTROL: to manage, take possession of Title Documents or assume control of any of the Mortgaged Property;

                  (b) SALE: to sell or concur in selling any of the Mortgaged Property to any person:

                           (1)      by auction, private treaty or tender;

                           (2) on such terms and special conditions as the Security Trustee or the Receiver thinks fit;

                           (3) for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

                           (4) in conjunction with the sale of any property by any other person; and

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                           (5)      in one lot or in separate parcels,

                           and to complete a share transfer in favour of the Security Trustee, or any other person designated by the Security Trustee;

                  (c) GRANT OPTIONS TO PURCHASE: to grant to any person an option to purchase any of the Mortgaged Property;

                  (d) ACQUIRE PROPERTY: to acquire any interest in any property, in the name or on behalf of the Mortgagor, which on acquisition forms part of the Mortgaged Property;

                  (e)      BORROWINGS AND SECURITY:

                           (1) to raise or borrow any money, in its name or the name or on behalf of the Mortgagor, from the Security Trustee or any person approved by the Security Trustee in writing; and

                           (2) to secure money raised or borrowed under clause 6.3(e)(1) by an Encumbrance over any of the Mortgaged Property, ranking in priority to, equal with, or after, the Mortgage or any Collateral Security;

                  (f) COMPROMISE: to make or accept any compromise or arrangement;

                  (g) SURRENDER MORTGAGED PROPERTY: to surrender or transfer any of the Mortgaged Property to any person;

                  (h) EXCHANGE MORTGAGED PROPERTY: to exchange with any person any of the Mortgaged Property for any other property whether of equal value or not;

                  (i) EMPLOY OR DISCHARGE: to employ or discharge any person as an employee, contractor, agent or professional advisor for any of the purposes of this deed;

                  (j) DELEGATE: to delegate to any person any Power of the Receiver;

                  (k) PERFORM OR ENFORCE DOCUMENTS: to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Mortgagor under, or otherwise obtain the benefit of:

                           (1) any document, agreement or right which attaches to or forms part of the Mortgaged Property; and

                           (2) any document or agreement entered into in exercise of any Power by the Receiver;

                  (l) RECEIPTS: to give receipts for all moneys and other assets which may come into the hands of the Receiver;

                  (m) TAKE PROCEEDINGS: to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Mortgagor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Mortgaged Property;

                  (n) INSOLVENCY PROCEEDINGS: to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors' meetings and appointing proxies for those meetings;

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                  (o)      EXECUTE DOCUMENTS: to enter into and execute any
                           document or agreement in the name of the Receiver or the name or on behalf of the Mortgagor for any of the purposes of this deed;

                  (p) RIGHTS: to exercise any right, power, authority, discretion or remedy in respect of the Mortgaged Property including, but not limited to:

                           (1)      any voting right or power;

                           (2)      the acceptance of any rights issue;

                           (3) proving in any liquidation, scheme of arrangement or other composition for or arrangement with a member or any secured or unsecured creditor and whether or not under an order of the court;

                           (4) consenting on behalf of the Mortgagor in respect of the proof referred to in clause 6.3(p)(3); and

                           (5)      receiving all Distributions;

                  (q) ABILITY OF MORTGAGOR: to do anything the Mortgagor could do in respect of the Mortgaged Property; and

                  (r) INCIDENTAL POWER: to do anything necessary or incidental to the exercise of any Power of the Receiver.

         6.4      NATURE OF RECEIVER'S POWERS

                  The Powers of the Receiver are to be construed independently and none limits the generality of any other. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.

         6.5      STATUS OF RECEIVER AFTER COMMENCEMENT OF WINDING UP

                  (a) The power to appoint a Receiver under clause 6.1 may be exercised even if at the time an Enforcement Event occurs or, at the time when a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Mortgagor.

                  (b) If for any reason, including, but not limited to operation of law, a Receiver:

                           (1) appointed in the circumstances described in clause 6.5(a); or

                           (2)      appointed at any other time,

                           ceases to be the agent of the Mortgagor upon or by virtue of, or as a result of, an order being made or a resolution being passed for the winding-up of the Mortgagor, the Receiver immediately becomes the agent of the Security Trustee. In such case, the Receiver will be the agent of the Security Trustee in its capacity as Security Trustee only, and despite anything else in this deed or at law, the Security Trustee in its personal capacity is not responsible for any negligent act or omission of the Receiver.

         6.6      POWERS EXERCISABLE BY THE SECURITY TRUSTEE

                  (a) Whether or not a Receiver may be appointed under clause 6.1, the Security Trustee may, on or after the occurrence of an Enforcement Event and

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                           without giving notice to any person, exercise any
                           Power of the Receiver in addition to any Power of the Security Trustee.

                  (b) The exercise of any Power by the Security Trustee, Delegate, Receiver or Attorney does not cause or deem the Security Trustee, Delegate, Receiver or Attorney:

                           (1)      to be a mortgagee in possession;

                           (2)      to account as mortgagee in possession; or

                           (3) to be answerable for any act or omission for which a mortgagee in possession is liable.

         6.7      SET-OFF

                  The Mortgagor authorises the Security Trustee (but the Security Trustee shall not be obliged to exercise such right), after the occurrence of an Enforcement Event which is continuing, to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Security Trustee to the Mortgagor.

         6.8      NOTICE OF EXERCISE OF RIGHTS

                  The Security Trustee, Receiver or Attorney is not required:

                  (a) to give notice of the Mortgage or any Collateral Security to any debtor or creditor of the Mortgagor or to any other person;

                  (b) to enforce payment of any money payable to the Mortgagor including, but not limited to, any of the debts or monetary liabilities charged by this deed or by any Collateral Security; or

                  (c) to obtain the consent of the Mortgagor to any exercise of a Power.

         6.9      TERMINATION OF RECEIVERSHIP AND POSSESSION

                  The Security Trustee may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Mortgaged Property, without incurring any liability to the Mortgagor.

7        APPLICATION AND RECEIPTS OF MONEY

         7.1      ORDER OF APPLICATION

                  At any time after this Mortgage is enforceable, all money received by the Security Trustee, any Delegate, Receiver, Attorney or any other person acting on their behalf under this deed or any Collateral Security will be applied in accordance with the terms of the Security Trust and Intercreditor Deed.

         7.2      MONEY ACTUALLY RECEIVED

                  In applying any money towards satisfaction of the Secured Obligations the Mortgagor is to be credited only with so much of the money which is available for that purpose (after deducting any GST imposed) and which is actually received by

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                  the Security Trustee, Delegate, Receiver or Attorney. The
                  credit dates from the time of receipt.

         7.3      NOTICE OF A SUBSEQUENT ENCUMBRANCE

                  (a) If the Security Trustee receives actual or constructive notice of a subsequent Encumbrance, the Security Trustee:

                           (1) may open a new account in the name of the Mortgagor in its books; or

                           (2) is regarded as having opened a new account in the name of the Mortgagor in its books,

                           on the date it received or was regarded as having received notice of the subsequent Encumbrance.

                  (b) From the date on which that new account is opened or regarded as opened:

                           (1) all payments made by the Mortgagor to the Security Trustee; and

                           (2) all financial accommodation and advances to the Mortgagor,

                           are or are regarded as credited and debited, as the case may be, to the new account.

                  (c) The payments by the Mortgagor under clause 7.3(b) must be applied:

                           (1) first, in reduction of the debit balance, if any, in the new account; and

                           (2) second, if there is no debit balance in the new account, in reduction of the Secured Obligations which have not been debited or regarded as debited to the new account.

         7.4      SECURITY TRUSTEE'S RECEIPTS

                  (a) The receipt of any Officer of the Security Trustee or any Delegate for any money payable to or received by the Security Trustee under this deed exonerates the payer from all liability to enquire whether any of the Secured Obligations have become payable.

                  (b) Every receipt of an Officer of the Security Trustee effectually discharges the payer from:

                           (1) any future liability to pay the amount specified in the receipt; and

                           (2) being concerned to see to the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

         7.5      CONVERSION OF CURRENCIES ON APPLICATION

                  In making an application under clause 7.1, the Security Trustee, Delegate, Receiver or Attorney may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.

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         7.6      AMOUNTS PAYABLE ON DEMAND

                  If any Secured Obligations is not expressed in a Relevant Document or elsewhere to be payable on a specified date, that amount is payable by the Mortgagor on demand by the Security Trustee.

8        POWER OF ATTORNEY

         8.1      APPOINTMENT OF ATTORNEY

                  In consideration of the Security Trustee entering into the Relevant Documents, the Mortgagor irrevocably appoints the Security Trustee, each Delegate, each Receiver and each Officer of the Security Trustee and the Delegates severally its Attorney and in its name, on its behalf and as its acts and deed to execute, deliver and perfect all documents and do all things which the Attorney may consider to be required or desirable for:

                  (a) carrying out any obligation impose on the Mortgagor by this deed (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Mortgaged Property);

                  (b) enabling the Security Trustee, each Delegate and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this deed or any Collateral Security or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Mortgaged Property).

         8.2      DELEGATION AND SUBSTITUTION

                  The Attorney may, at any time, for any of the purposes in clause 8.1, appoint or remove any substitute or delegate or sub-attorney.

         8.3      RATIFICATION

                  The Mortgagor shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of his powers.

         8.4      INDEMNITY

                  The Mortgagor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the exercise of any of the powers conferred, or purported to be conferred, on him or her by this deed unless such costs, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

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9        PROTECTION

         9.1      PROTECTION OF THIRD PARTIES

                  (a) No person dealing with the Security Trustee, Receiver, any Delegate or Attorney is:

                           (1)      bound to enquire whether:

                                    (A)      the Mortgage has become
                                             enforceable;

                                    (B)      the Receiver or Attorney is duly
                                             appointed; or

                                    (C)      any Power has been properly or
                                             regularly exercised; or

                           (2) affected by express notice that the exercise of any Power was unnecessary or improper.

                  (b) The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Mortgagor and this deed, and is valid.

         9.2      PROTECTION OF THE SECURITY TRUSTEE, RECEIVER AND ATTORNEY

                  (a) The Security Trustee, Receiver, any Delegate or Attorney is not liable for any loss or damage including, but not limited to, consequential loss or damage arising directly or indirectly from:

                           (1) any omission or delay in the exercise or non-exercise of any Power; or

                           (2) the neglect, default or dishonesty of any manager, Officer, employee, agent, accountant, auctioneer or solicitor of the Mortgagor, the Receiver, any Delegate or Attorney.

                  (b)      Clause 9.2(a) does not apply:

                           (1) in respect of the Security Trustee, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Security Trustee; and

                           (2) in respect of a Receiver or Attorney, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Receiver or Attorney.

10       TAX, COSTS, EXPENSES, INDEMNITY AND RELEASE

         10.1     TAX

                  The Mortgagor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to the Mortgage or any Collateral Security, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the

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                  Encumbrance created or intended to be created in respect of the Mortgaged Property and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Mortgagor or any delay by the Mortgagor in paying any such Taxes or fees.

         10.2     GST

                  (a) To the extent that any supply made under or in connection with this deed is a taxable supply, the recipient must pay, in addition to the consideration to be provided under this deed for that supply (unless it expressly includes GST) an amount (ADDITIONAL AMOUNT) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

                  (b) Terms used in this clause which are defined in the GST Act have the same meaning in this clause.

                  (c) If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense for which an input tax credit may be claimed by the party being reimbursed or indemnified, or by its representative member.

         10.3     EXPENSES

                  The Mortgagor shall, from time to time and promptly on demand by the Security Trustee reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable GST incurred by the Security Trustee and any Delegate (provided that in relation to paragraph (a) of this Clause 10.3, such costs and expenses must be properly incurred) in connection with:

                  (a) the execution, release and discharge of this deed and the Encumbrance created or intended to be created in respect of the Mortgaged Property and the perfection of the Encumbrance contemplated in this deed or in any such documents or forming part of the Encumbrance created or intended to be created in respect of the Mortgaged Property;

                  (b) the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this deed;

                  (d)      the foreclosure of any Mortgaged Property; and

                  (e) the preservation and/or enforcement of the Encumbrance created or intended to be created in respect of the Mortgaged Property,

                  which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in clause 4.12.

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         10.4     CURRENCY INDEMNITY

                  If any sum (a "SUM") owing by the Mortgagor under this deed or any order or judgment given or made in relation to this deed has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

                  (a) making or filing a claim or proof against the Mortgagor;

                  (b) obtaining an order or judgment in any court or other tribunal;

                  (c) enforcing any order or judgment given or made in relation to this deed; or

                  (d) applying the Sum in satisfaction of any of the Secured Obligations,

                  the Mortgagor shall indemnify the Security Trustee from and against any loss suffered or incurred as a result of any discrepancy between the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and the rate or rates of exchange available to the Security Trustee at the time of such receipt of such Sum.

         10.5     GROSS UP

                  All payments to be made to the Security Trustee, any Delegate and/or Receiver under this deed or any Collateral Security shall be made free and clear of and without set-off or deduction for or on account of Tax unless the Mortgagor is required to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by the Mortgagor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to Tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

         10.6     RELEASE OF SECURITY

                  The Security Trustee shall, at the cost of the Mortgagor, release and cancel the security constituted by this deed in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees.

11       SAVING PROVISIONS

         11.1     STATUTORY POWERS

                  (a) The powers of the Security Trustee under this deed or any Collateral Security are in addition to any powers the Security Trustee has under applicable law.

                  (b) To the extent not prohibited by law, before enforcing this deed or any Collateral Security, or exercising any Power, the Security Trustee is not required to give any notice or allow the expiration of any time to any person.

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         11.2     CONTINUING SECURITY

                  The Mortgage is a continuing security despite any settlement of account or any other thing until the Security Trustee has given a discharge of the Mortgage in respect of all the Mortgaged Property in accordance with the Relevant Documents.

         11.3     NO MERGER OF SECURITY

                  (a) Nothing in this deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

                           (1) any Encumbrance in favour of the Security Trustee at any time;

                           (2) any indemnity in favour of the Security Trustee contained in any Relevant Document; or

                           (3) any right, power, authority, discretion or remedy which the Security Trustee may have against the Mortgagor or any other person at any time.

                  (b) No other Encumbrance including, but not limited to, any Collateral Security, held by the Security Trustee in any way prejudicially affects any right, Power, authority, discretion or remedy of the Security Trustee under this deed.

         11.4     EXCLUSION OF MORATORIUM

                  To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:

                  (a) lessens or otherwise varies or affects in favour of the Mortgagor any obligations under this deed or any Collateral Security; or

                  (b) stays, postpones or otherwise prevents or prejudicially affects the exercise by the Security Trustee, Receiver or Attorney of any Power,

                  is negatived and excluded from this deed and any Collateral Security and all relief and protection conferred on the Mortgagor by or under that legislation is also negatived and excluded.

         11.5     CONFLICT

                  Where any right, power, authority, discretion or remedy of the Security Trustee, any Delegate, Receiver or Attorney under this deed or any Collateral Security is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

         11.6     CONSENT OF SECURITY TRUSTEE

                  Any Power which may be exercised or any determination which may be made hereunder or under any Collateral Security by the Security Trustee or any Receiver may, subject to the terms and conditions of this deed and the Security Trust and Intercreditor Deed, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

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         11.7     DELEGATION

                  Each of the Security Trustee and any Receiver shall have full power to delegate (either generally or specifically) the Powers conferred on it by this deed (including the power of attorney) or any Collateral Security on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such Power by the Security Trustee or the Receiver itself or any subsequent delegation or revocation thereof.

         11.8     COMPLETION OF BLANK SECURITIES

                  At any time after the Mortgage has become enforceable, the Security Trustee, any Delegate, Receiver, Attorney or any Officer of the Security Trustee may complete, in favour of the Security Trustee, any appointee of the Security Trustee or any purchaser, any instrument executed in blank by or on behalf of the Mortgagor and deposited with the Security Trustee as security under this deed or any Collateral Security.

         11.9     PRINCIPAL OBLIGATIONS

                  The Mortgage and each Collateral Security is:

                  (a) a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation however created; and

                  (b) independent of, and unaffected by, any other Encumbrance or other obligation however created which the Security Trustee may hold at any time in respect of the Secured Obligations.

         11.10    NO OBLIGATION TO MARSHAL

                  The Security Trustee is not required, before it enforces the Mortgage, to marshal or to enforce or apply under, or appropriate, recover or exercise:

                  (a) any Encumbrance or Collateral Security held, at any time, by the Security Trustee; or

                  (b) any moneys or assets which the Security Trustee, at any time, holds or is entitled to receive.

         11.11    NON-AVOIDANCE

                  If any payment by the Mortgagor to the Security Trustee is at any time avoided for any reason including, but not limited to, any legal limitation, disability or incapacity of or affecting the Mortgagor or any other thing, and whether or not:

                  (a) any transaction relating to the Secured Obligations was illegal, void or substantially avoided; or

                  (b) any thing was or ought to have been within the knowledge of the Security Trustee,

                  the Mortgagor:

                  (c) as an additional and independent obligation, indemnifies the Security Trustee against that avoided payment; and

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                  (d)      acknowledges that any liability of the Mortgagor
                           under this deed and any Power is the same as if that payment had not been made.

         11.12    INCREASE IN FINANCIAL ACCOMMODATION

                  Any Secured Creditor may at any time increase the financial accommodation provided under any Relevant Document or otherwise provide further financial accommodation.

12       THIRD PARTY PROVISIONS

         12.1     INDEPENDENT OBLIGATIONS

                  This deed is enforceable against the Mortgagor:

                  (a)      without first enforcing any Collateral Security;

                  (b)      whether or not the Security Trustee has:

                           (1) made demand upon any Obligor other than the Mortgagor;

                           (2) given notice to any Obligor (other than the Mortgagor) or any other person in respect of any thing; or

                           (3) taken any other steps against any Obligor (other than the Mortgagor) or any other person;

                  (c)      whether or not any Secured Obligations are due; and

                  (d) despite the occurrence of any event described in clause 12.2.

         12.2     UNCONDITIONAL NATURE OF OBLIGATIONS

                  (a) The Mortgage and the obligations of the Mortgagor under the Relevant Documents are absolute, binding and unconditional in all circumstances.

                  (b) The Mortgage and the obligations of the Mortgagor under the Relevant Documents are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including, but not limited to:

                           (1) the grant to any Obligor or any other person of any time, waiver, covenant not to sue or other indulgence;

                           (2) the release (including without limitation a release as part of any novation) or discharge of any Obligor or any other person;

                           (3) the cessation of the obligations, in whole or in part, of any Obligor or any other person under any Relevant Document or any other document or agreement;

                           (4) the liquidation of any Obligor or any other person;

                           (5) any arrangement, composition or compromise entered into by the Security Trustee, any Obligor or any other person;

                           (6) any Relevant Document or any other document or agreement being in whole or in part illegal, void, voidable avoided, unenforceable or otherwise of limited force or effect;

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                           (7)      any extinguishment, failure, loss, release,
                                    discharge, abandonment, impairment,
                                    compound, composition or compromise, in
                                    whole or in part of any Relevant Document or any other document or agreement;

                           (8) any Collateral Security being given to the Security Trustee by any Obligor or any other person;

                           (9) any alteration, amendment, variation, supplement, renewal or replacement of any Relevant Document or any other document or agreement;

                           (10) any moratorium or other suspension of any Power;

                           (11) the Security Trustee, any Delegate, Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

                           (12) the Security Trustee obtaining a judgment against any Obligor or any other person for the payment of any of the Secured Obligations;

                           (13) any transaction, agreement or arrangement that may take place with the Security Trustee, any Obligor or any other person;

                           (14) any payment to the Security Trustee, any Delegate, Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;

                           (15) any failure to give effective notice to any Obligor or any other person of any default under any Relevant Document or any other document or agreement;

                           (16)     any legal limitation, disability or
                                    incapacity of any Obligor or of any other person;

                           (17) any breach of any Relevant Document or any other document or agreement;

                           (18) the acceptance of the repudiation of, or termination of, any Relevant Document or any other document or agreement;

                           (19) any Secured Obligations being irrecoverable for any reason;

                           (20) any disclaimer by any Obligor or any other person of any Relevant Document or any other document or agreement;

                           (21) any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Relevant Document or any other document or agreement;

                           (22) the opening of a new account of any Obligor with the Security Trustee or any transaction on or relating to the new account;

                           (23) any prejudice (including, but not limited to, material prejudice) to any person as a result of:

                                    (A)      any thing done, or omitted by the
                                             Security Trustee, any Obligor or
                                             any other person;

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                                    (B)      the Security Trustee, a Delegate,
                                             Receiver, Attorney or any other
                                             person selling or realising any
                                             property the subject of a
                                             Collateral Security at less than
                                             the best price;

                                    (C)      any failure or neglect by the
                                             Security Trustee, a Delegate,
                                             Receiver, Attorney or any other
                                             person to recover the Secured
                                             Obligations from any Obligor or by
                                             the realisation of any property the
                                             subject of a Collateral Security;
                                             or

                                    (D)      any other thing;

                           (24) the receipt by the Security Trustee of any dividend, distribution or other payment in respect of any liquidation;

                           (25) any other act, omission, matter or thing whatsoever whether negligent or not.

                  (c)      Clauses 12.2(a) and (b) apply irrespective of:

                           (1) the consent or knowledge or lack of consent or knowledge, of the Security Trustee, any Obligor or any other person of any event described in clause 12.2(b); or

                           (2)      any rule of law or equity to the contrary.

         12.3     NO COMPETITION

                  (a) Subject to the terms and conditions of the Security Trust and Intercreditor Deed, until the Secured Obligations have been fully and irrevocably paid and the Mortgage has been finally discharged in accordance with the terms of the Security Trust and Intercreditor Deed, the Mortgagor is not entitled to, except (with respect only to sub-paragraphs (3) to (7) below) as not expressly prohibited under the
                           Indentures:

                           (1)      be subrogated to the Security Trustee;

                           (2)      claim or receive the benefit of:

                                    (A)      any Encumbrance, Guarantee
                                             (including, but not limited to, any
                                             Relevant Document) or other
                                             document or agreement of which the
                                             Security Trustee has the benefit;

                                    (B)      any moneys held by the Security
                                             Trustee; or

                                    (C)      any Power;

                           (3) subject to clause 12.3(b), either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Obligor;

                           (4) make a claim or exercise or enforce any right, power or remedy (including, but not limited to, under an Encumbrance or Guarantee or by way of contribution) against any Obligor;

                           (5) accept, procure the grant of, or allow to exist any Encumbrance in favour of the Mortgagor from any Obligor;

                           (6) exercise or attempt to exercise any right of set-off against, nor realise any Encumbrance taken from, any Obligor; or

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                           (7)      raise any defence or counterclaim in
                                    reduction or discharge of its obligations under the Relevant Documents.

                  (b) If required by the Security Trustee, the Mortgagor must prove in any liquidation of a Obligor for all moneys owed to the Mortgagor.

                  (c) All moneys recovered by the Mortgagor from any liquidation or under any Encumbrance from a Obligor must be received and held in trust by the Mortgagor for the Security Trustee to the extent of the unsatisfied liability of the Mortgagor under the Relevant Documents.

                  (d) The Mortgagor must not do or seek, attempt or purport to do anything referred to in clause 12.3(a).

13       GENERAL

         13.1     CONFIDENTIAL INFORMATION

                  The Security Trustee may, for the purpose of exercising any Power, disclose to any person any documents or records of, or information about, the Mortgagor, the Mortgaged Property or the Mortgagor's business or affairs, whether or not confidential and whether or not the disclosure would be in breach of any law or of any duty owed to the Mortgagor.

         13.2     PERFORMANCE BY SECURITY TRUSTEE OF THE MORTGAGOR'S OBLIGATIONS

                  If the Mortgagor defaults in fully and punctually performing any obligation contained or implied in any Relevant Document, the Security Trustee may, without prejudice to any Power, do all things necessary or desirable, in the opinion of the Security Trustee, to make good or attempt to make good that default to the satisfaction of the Security Trustee.

         13.3     MORTGAGOR TO BEAR COST

                  Any thing which must be done by the Mortgagor under this deed, whether or not at the request of the Security Trustee or any of its Delegates, is to be done at the cost of the Mortgagor.

         13.4     NOTICES

                  Each communication to be made under this deed shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

         13.5     GOVERNING LAW AND JURISDICTION

                  (a)      This deed is governed by the laws of New South Wales.

                  (b) The Mortgagor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

         13.6     PROHIBITION AND ENFORCEABILITY

         (a) Any provision of, or the application of any provision of, any Relevant Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

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                  (b)      Any provision of, or the application of any provision
                           of, any Relevant Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

         13.7     WAIVERS

                  (a) Waiver of any right arising from a breach of this deed or of any Power arising upon default under this deed or upon the occurrence of an Enforcement Event must be in writing and signed by the party granting the waiver.

                  (b) A failure or delay in exercise, or partial exercise, of:

                           (1) a right arising from a breach of this deed or the occurrence of an Enforcement Event; or

                           (2) a Power created or arising upon default under this deed or upon the occurrence of an Enforcement Event,

                           does not result in a waiver of that right or Power.

                  (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Enforcement Event as constituting a waiver of that right or Power.

                  (d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

                  (e) This clause may not itself be waived except by writing.

         13.8     VARIATION

                  A variation of any term of this deed must be in writing and signed by the parties.

         13.9     CUMULATIVE RIGHTS

                  The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Security Trustee, Receiver or Attorney.

         13.10    ASSIGNMENT

                  (a) The Security Trustee may assign and transfer all or any of its rights and obligations under this deed and each Collateral Security, without the consent of the Mortgagor, to any successor or replacement security trustee under, and in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Mortgagor and this deed as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

                  (b) The Mortgagor must not assign any of its rights under this deed or any Collateral Security without the prior written consent of the Security Trustee.

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         13.11    ATTORNEYS

                  Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

         13.12    COUNTERPARTS

                  This deed may be executed in any number of counterparts and the result shall be the same as it would be if the signatures on the counterparts were on a single copy of this deed. Any party may enter into this deed by signing any such counterpart.

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EXECUTED as a DEED         )
by M. SKELLY               ) M. SKELLY
acting as attorney-in-fact )
for and on behalf of       )
ASSOCIATED ELECTRICAL      )
INDUSTRIES LIMITED         )
in the presence of:        )

Signature of witness: S.J. KNIGHT

Name of witness:      S.J. KNIGHT

Address:              Allen & Overy

                      One New Change

                      London EC4M 9QQ

Occupation:           Trainee Solicitor

SIGNED SEALED AND DELIVERED for
THE LAW DEBENTURE TRUST CORPORATION p.l.c. by:
:

JULIAN MASON-JEBB                            R.D. RANCE
Director                                     Director

JULIAN MASON-JEBB                            R.D. RANCE
Name (please print)                          Name (please print)

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